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                              MICROS Systems, Inc.
                             12000 Baltimore Avenue
                        Beltsville, Maryland 20705-1291
                                 (301) 210-6000

                                  May 2, 1995


Westinghouse Electric Corporation
11 Stanwix Street
2016 Westinghouse Building
Gateway Center
Pittsburgh, Pennsylvania  15222

                 Re: Stock Unit Purchase Agreement dated as of October 30, 1986 (the "Purchase Agreement") between MICROS Systems, Inc. ("MICROS") and Westinghouse Electric Corporation ("Westinghouse")

                 Pursuant to the Purchase Agreement, MICROS has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-88768), as amended to date (the "Registration Statement"), relating to 4,849,123 shares of Common Stock, par value $.025 per share (the "Common Stock"), of MICROS owned by Westinghouse (the "Securities"). Any reference to "this Agreement" in the Purchase Agreement shall refer to the Purchase Agreement as amended by this letter agreement. In the event of any inconsistency between this letter agreement and the Purchase Agreement, the provisions of this letter agreement shall govern.
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                 Westinghouse has requested that MICROS further amend, and
MICROS hereby agrees to so amend and supplement, the Registration Statement to permit Westinghouse to offer and sell the Securities on a delayed basis pursuant to Rule 415 promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act").

                 MICROS and Westinghouse hereby mutually agree to amend and supplement the Purchase Agreement as follows:

                 (a) The proviso contained in Paragraph 7.05(a) of the Purchase Agreement with respect to a shelf registration shall not apply, and all references to a "registration" or "registration statement" in the Purchase Agreement shall include a shelf registration provided for by this letter agreement (a "Shelf Registration").

                 (b) Westinghouse may transfer any or all of the Securities to a wholly-owned U.S. subsidiary of Westinghouse ("Transferee"). Any reference to "Westinghouse" in this letter agreement and in Paragraph 7 (other than in Paragraph 7.04(c) and the second reference to "Westinghouse" in the second paragraph of Paragraph 7.04(d)) and Paragraph 8 (other than in the second paragraph of Paragraph 8.06 and in Paragraph 8.07) of the Purchase Agreement shall include Transferee.

                 (c) MICROS agrees to use its best efforts (i) to keep the Shelf Registration effective until the earlier of (A)





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three (3) years after the Shelf Registration is first declared effective and
(B) such time as Westinghouse has sold all of the Securities, (ii) to promptly notify Westinghouse if it becomes aware that the prospectus contained in the Shelf Registration (the "Basic Prospectus") contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) to supplement or amend the Shelf Registration as necessary so that the Basic Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and to provide Westinghouse with such Basic Prospectus, as amended or supplemented, (iv) to file the Basic Prospectus and all prospectus supplements with the Commission within the time period specified by Rule 424(b) under the Securities Act and (v) to execute and deliver, and to perform its obligations under, any and all agreements, instruments and documents, as reasonably requested by Westinghouse (including, without limitation, underwriting agreements, placement agreements, purchase agreements and any similar agreements) and to do any and all acts and things which are not detrimental to the interests of the Company and its





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shareholders and are necessary or advisable in connection with the sale of the
Securities under the Shelf Registration.

                 (d) Westinghouse may not sell any Securities for a period of ten (10) days if MICROS (i) notifies Westinghouse that MICROS has reasonably determined that there is a legitimate corporate reason to delay any sale of the Securities and (ii) delivers a certificate signed by its President and Chief Executive Officer and either its Executive Vice President and Chief Operating Officer or its Vice President, Finance and Administration/ Chief Financial Officer certifying that in the good faith judgment of such officers, it would be seriously detrimental to MICROS or its shareholders for such sale to proceed; provided, however, that the Company will not so commence such ten (10) day period during the period following the execution and delivery of an agreement by Westinghouse for a firm commitment underwriting of Securities or a similar agreement until the closing of the sale of Securities thereunder.

                 (e) The Chief Financial Officer, the Vice President and Treasurer or any Assistant Treasurer of Westinghouse (or any agent of any such officers) shall give the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer or the Vice President, Finance and Administration/ Chief Financial Officer of MICROS prior written or oral notice of any sale or other distribution of





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the Securities.  Upon receipt of such notice, such officer of MICROS (i) shall immediately notify Westinghouse whether any prospectus relating to the Securities required under the Securities Act to be delivered to purchasers contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) shall as soon as practicable thereafter prepare a supplement or amendment to such prospectus so that such prospectus, as supplemented or amended, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that nothing in this paragraph (e) shall prevent MICROS from exercising its rights under paragraph (d) above.

                 (f) MICROS and Westinghouse confirm that (i) the indemnification provided for in Paragraph 7.04(d) of the Purchase Agreement shall also apply to a Shelf Registration and (ii) MICROS's indemnification provided for in the first paragraph of Paragraph 7.04(d) of the Purchase Agreement shall also apply to Transferee.





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                 (g)      Westinghouse confirms that it will pay the expenses
incurred in connection with a Shelf Registration as a registration pursuant to Paragraph 7.01 of the Purchase Agreement in accordance with Paragraph 7.04(c) of the Purchase Agreement.

                 (h) For as long as Westinghouse directly or indirectly owns at least eighteen percent (18%) of the then issued and outstanding shares of Common Stock, Westinghouse shall use its best efforts to provide a quorum at any duly convened meeting of the stockholders of MICROS.

                                               Very truly yours,
                                               MICROS SYSTEMS, INC.



                                               By: Ronald J. Kolson
                                                   ----------------------------
                                                   Name:  Ronald J. Kolson
                                                   Title: Executive Vice
                                                            President and Chief
                                                            Operating Officer


Acknowledged and Agreed:
WESTINGHOUSE ELECTRIC CORPORATION



By: Claudia E. Morf
    -----------------------------------
    Name:  Claudia E. Morf
    Title: Vice President and Treasurer





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